UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 August 15, 2001
                Date of Report (Date of earliest event reported)


                               SAFECO CORPORATION
             (Exact name of registrant as specified in its charter)


                          Commission File Number 1-6563


                              Washington 91-0742146
               (State of Incorporation) (I.R.S. Employer I.D. No.)


                     SAFECO PLAZA, Seattle, Washington 98185
                    (Address of principal executive offices)


                                 (206) 545-5000
                                   (Telephone)




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Item 5.  Other Events.

On August 15, 2001, SAFECO Corporation ("SAFECO" or "the Company") completed the sale of its wholly owned equipment financing and leasing company, SAFECO Credit, Inc. ("SAFECO Credit"), to General Electric Capital Corporation, a corporation organized under the laws of the state of Delaware ("GECC"), for total cash proceeds of approximately $966 million. The estimated after-tax gain on the sale of SAFECO Credit is $54 million. Additional information is provided in Exhibit
99.1. The sale was completed pursuant to the terms of an Amended and Restated Stock Purchase Agreement, dated as of July 23, 2001 by and among GECC, the Company and SAFECO Credit.


Item 7.  Pro Forma Financial Information and Exhibits.

(b)      Pro forma financial information

         The pro forma financial information is incorporated by reference. See
         Exhibit 99.1 below.

(c)      Exhibit 2         Amended and Restated Stock Purchase Agreement
                           among General Electric Capital Corporation,
                           SAFECO Corporation and SAFECO Credit Company, Inc.
                           dated as of July 23, 2001, with respect to the disposition by SAFECO Corporation of the stock of SAFECO Credit Company, Inc. SAFECO agrees to furnish the Securities and Exchange Commission, upon request, with copies of all omitted schedules to the foregoing
                           Amended and Restated Stock Purchase Agreement.

         Exhibit 99.1      Unaudited Pro Forma Condensed Consolidated Balance
                           Sheet.




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Forward-looking information is subject to risk and uncertainty

Statements made in this report that relate to anticipated financial performance, business prospects and plans, regulatory developments and similar matters may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this report that are not historical information are forward-looking. Such statements are subject to certain risks and uncertainties that may cause the operations, performance, development and results of SAFECO's business to differ materially from those suggested by the forward-looking statements. The risks and uncertainties include:

o SAFECO's ability to obtain rate increases and non-renew underpriced insurance accounts;
o        Achievement of SAFECO's premium targets and profitability;
o        Decrease in large-commercial premium volume;
o Achievement of expense savings from consolidation of commercial operations;
o        Achievement of SAFECO's expense reduction goals;
o        Realization of growth and business retention estimates;
o        Changes in the nature of the property and casualty book of business;
o        Amount and duration of losses from discontinued commercial lines;
o Development and implementation of an automated underwriting process, including the use of insurance scoring, in personal and commercial operations;
o        Driving patterns;
o        Changes in competition and pricing environments;
o Weather conditions, including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions;
o        The occurrence of significant natural disasters, including earthquakes;
o        The development of major Year 2000 related claims or liabilities;
o        The adequacy of loss reserves;
o        The availability and pricing of reinsurance;
o        Court decisions and trends in litigation;
o        Legislative and regulatory developments;
o        Rating agency actions;
o        Availability of bank credit facilities;
o        Fluctuations in interest rates;
o        Performance of financial markets; and
o        General economic and market conditions.

In particular, because insurance rates in some jurisdictions are subject to regulatory review and approval, SAFECO's achievement of rate increases may occur in amounts and on a time schedule different than planned, which may affect the Company's efforts to restore earnings in the property and casualty lines.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SAFECO CORPORATION
                                            Dated: August 29, 2001

                                            By:      /s/ H. Paul Lowber
                                            ------------------------------------
                                                     H. Paul Lowber
                                            Vice President, Controller
                                            and Chief Accounting Officer



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EXHIBIT INDEX

Exhibit 2 Amended and Restated Stock Purchase Agreement among General Electric Capital Corporation, SAFECO Corporation and SAFECO Credit Company, Inc. dated as of July 23, 2001, with respect to the disposition by SAFECO Corporation of the stock of SAFECO Credit Company, Inc. SAFECO agrees to furnish the Securities and Exchange Commission, upon request, with copies of all omitted schedules to the foregoing Amended and Restated Stock Purchase Agreement.

Exhibit 99.1      Unaudited Pro Forma Condensed Consolidated Balance Sheet

                  The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2001 gives effect to the stock purchase transaction assuming SAFECO Credit is sold to GECC on June 30, 2001. The unaudited Pro Forma Condensed Consolidated Balance Sheet presented does not intend to represent what the financial condition would actually have been if the pro forma adjustments had occurred on the dates referred to above or to be indicative of the future results of operations or financial position of the Company. The pro forma adjustments are based on available information and certain assumptions the Company believes are reasonable. The Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the audited financial statements and notes thereto as included in the SAFECO Corporation 2000 Annual Report on Form 10-K.




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